Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 7, 2023) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,457 and adjusted book value per share of $1,495 as of December 31, 2022. Book value per share and adjusted book value per share increased 1% and 2% in the fourth quarter of 2022. Book value per share and adjusted book value per share increased 24% and 26% in the year ended December 31, 2022, including dividends, driven primarily by the net gain from the sale of NSM.

Manning Rountree, CEO, commented, “We had a solid fourth quarter capping an excellent year. ABVPS was up 2% in the quarter and 26% for the full year. In the quarter, we had good results from our operating companies and positive returns in our investment portfolio. BAM produced $38 million of gross written premiums and member surplus contributions in the quarter, capping a record year. Ark produced strong underwriting results in both the quarter and the full year, while growing full-year gross written premiums 37%. Kudu grew the fair value of its continuing portfolio and closed two value-adding exit transactions in the quarter, capping a good all-around year. Our investment portfolio was up 2.1% in the quarter and down 1.6% for the full year, an excellent relative result. At year end, we successfully launched Outrigger Re, deploying $205 million of capital. We finished the year with roughly $900 million of undeployed capital.”

Comprehensive income (loss) attributable to common shareholders was $40 million and $788 million in the fourth quarter and year ended December 31, 2022 compared to $34 million and $(273) million in the fourth quarter and year ended December 31, 2021. Results in the year ended December 31, 2022 were driven primarily by the net gain from the sale of NSM of $876 million recorded in the third quarter, which included the impact of compensation and other costs recorded in Other Operations. Results in the year ended December 31, 2021 were driven primarily by $380 million of net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha.

During the fourth quarter of 2022, White Mountains invested $205 million into Outrigger Re Ltd., a newly-formed Bermuda special purpose insurer that will provide reinsurance protection on a portion of Ark’s Bermuda global property catastrophe portfolio written in calendar year 2023.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $38 million and $147 million in the fourth quarter and year ended December 31, 2022 compared to $34 million and $118 million in the fourth quarter and year ended December 31, 2021. BAM insured municipal bonds with par value of $2.6 billion and $16.0 billion in the fourth quarter and year ended December 31, 2022 compared to $4.9 billion and $17.5 billion in the fourth quarter and year ended December 31, 2021. Total pricing was 148 and 91 basis points in the fourth quarter and year ended December 31, 2022 compared to 70 and 67 basis points in the fourth quarter and year ended December 31, 2021. BAM’s total claims paying resources were $1,423 million at December 31, 2022 compared to $1,260 million at September 30, 2022 and $1,192 million at December 31, 2021. In the fourth quarter of 2022, BAM completed a reinsurance agreement with Fidus Re that increased BAM’s claims paying resources by $150 million.

Seán McCarthy, CEO of BAM, said, “BAM had a good quarter, capping a strong year for gross written premiums and MSC. New-issue municipal bond sales were actually down 21% year over year due to the rising interest rate environment. On the other hand, increased uncertainty made insurance more attractive to issuers, and secondary market demand was robust, as institutional investors utilized insurance in a wide range of portfolio management strategies. Total pricing was up significantly period over period, for both the fourth quarter and the full year.”

HG Global reported pre-tax income (loss) of $12 million and $(23) million in the fourth quarter and year ended December 31, 2022 compared to $5 million and $21 million in the fourth quarter and year ended December 31, 2021. The increase in HG Global’s pre-tax income in the fourth quarter of 2022 compared to the fourth quarter of 2021 was driven primarily by net unrealized investment gains on the HG Global fixed income portfolio. The decrease in HG Global’s pre-tax income (loss) in the year ended December 31, 2022 compared to the year ended December 31, 2021 was driven primarily by net unrealized investment losses on the HG Global fixed income portfolio.

White Mountains reported pre-tax loss related to BAM of $14 million and $112 million in the fourth quarter and year ended December 31, 2022 compared to $16 million and $63 million in the fourth quarter and year ended December 31, 2021. The decrease in BAM’s pre-tax loss in the fourth quarter of 2022 compared to the fourth quarter of 2021 was driven primarily by net unrealized investment gains on the BAM fixed income portfolio, partially offset by an increase in general and administrative expenses. The increase in BAM’s pre-tax loss in the year ended December 31, 2022 compared to the year ended December 31, 2021 was driven primarily by net unrealized investment losses on the BAM fixed income portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 59% and 82% in the fourth quarter and year ended December 31, 2022 compared to 70% and 87% in the fourth quarter and year ended December 31, 2021. Ark’s adjusted combined ratio, which adds back amounts attributable to third-party capital providers, was 57% and 81% in the fourth quarter and year ended December 31, 2022 compared to 67% and 85% in the fourth quarter and year ended December 31, 2021. The GAAP combined ratio in the fourth quarter and year ended December 31, 2022 included 11 points and six points of favorable prior year development compared to less than one point and three points in the fourth quarter and year ended December 31, 2021. The GAAP combined ratio for the year ended December 31, 2022 included 13 points of catastrophe losses compared to 10 points in the year ended December 31, 2021. Catastrophe losses for the year ended December 31, 2022 included $45 million related to events in the Ukraine and $44 million related to Hurricane Ian on a net basis after reinstatement premiums.

Ark reported gross written premiums of $200 million and $1,452 million, net written premiums of $189 million and $1,195 million and net earned premiums of $286 million and $1,043 million in the fourth quarter and year ended December 31, of 2022 compared to gross written premiums of $164 million and $1,059 million, net written premiums of $134 million and $859 million and net earned premiums of $202 million and $637 million in the fourth quarter and year ended December 31, 2021. Ark reported pre-tax income of $116 million and $95 million in the fourth quarter and year ended December 31, 2022 compared to $57 million and $53 million in fourth quarter and year ended December 31, 2021. Ark’s results included net realized and unrealized investment gains (losses) of $21 million and $(55) million in the fourth quarter and year ended December 31, 2022 compared to $6 million and $17 million in the fourth quarter and year ended December 31, 2021. Ark’s pre-tax income for the year ended December 31, 2021 also included $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Ark had a strong finish to the year with a GAAP combined ratio of 59% in the fourth quarter, benefiting from light catastrophes and favorable reserve development. For the full year, Ark produced a GAAP combined ratio of 82%. Gross written premiums were $1.5 billion for the year, up 37% from 2021 with risk adjusted rate change of 9%. In December, AM Best completed its annual review and affirmed Ark’s ‘A/stable’ rating. Ark had a solid start to 2023, exceeding $575 million of gross written premiums in January, with risk adjusted rate change of 15%.”

Kudu

Kudu reported total revenues of $32 million, pre-tax income of $23 million and adjusted EBITDA of $9 million in the fourth quarter of 2022 compared to total revenues of $45 million, pre-tax income of $37 million and adjusted EBITDA of $14 million in the fourth quarter of 2021. Total revenues and pre-tax income in the fourth quarter of 2022 included $13 million of net investment income and $18 million of net realized and unrealized investment gains compared to $18 million and $27 million in the fourth quarter of 2021. Kudu’s net investment income in the fourth quarter of 2022 reflected the impact of recent sale transactions and lower incentive fees, partially offset by new participation contracts acquired.

Kudu reported total revenues of $119 million, pre-tax income of $89 million and adjusted EBITDA of $42 million in the year ended December 31, 2022 compared to total revenues of $134 million, pre-tax income of $108 million and adjusted EBITDA of $33 million in the year ended December 31, 2021. Total revenues and pre-tax income in the year ended December 31, 2022 included $54 million of net investment income and $64 million of net realized and unrealized investment gains compared to $44 million and $90 million in the year ended December 31, 2021.

As of December 31, 2022, Kudu had deployed $713 million in 20 asset and wealth management firms globally, including two that have been exited. As of December 31, 2022, the asset and wealth management firms have combined assets under management of approximately $74 billion, spanning a range of asset classes. Kudu’s capital was deployed at an average gross cash yield at inception of 9.9%.

Rob Jakacki, CEO of Kudu, said, “Kudu had a good fourth quarter, closing two value-adding sale transactions while growing the fair value of our continuing portfolio. Despite challenging financial market conditions, Kudu had a strong year, growing our business and improving our key metrics. For the full year, we grew net investment income to $54 million, up 23% year over year, and adjusted EBITDA to $42 million, up 27% year over year. During the year, we closed three new deployments. Our current portfolio is performing well, and our pipeline of new deployment opportunities is robust.”

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 27% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of December 31, 2022, the closing price was $9.95 per share, which increased from $8.75 per share at September 30, 2022. As of December 31, 2022, the value of White Mountains’s investment in MediaAlpha was $169 million, which increased from $148 million at September 30, 2022. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $6.60 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. We encourage you to read MediaAlpha’s fourth quarter earnings release and related shareholder letter scheduled for February 23, 2023, which will be available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax loss of $8 million and $198 million in the fourth quarter and year ended December 31, 2022 compared to $52 million and $392 million in the fourth quarter and year ended December 31, 2021. Net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $20 million and $(93) million in the fourth quarter and year ended December 31, 2022 compared to $(55) million and $(380) million in the fourth quarter and year ended December 31, 2021. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $(4) million and $(2) million in the fourth quarter and year ended December 31, 2022 compared to $17 million and $51 million in the fourth quarter and year ended December 31, 2021. Net investment income was $19 million and $32 million in the fourth quarter and year ended December 31, 2022 compared to $2 million and $18 million in the fourth quarter and year ended December 31, 2021. The increase in net investment income in both the fourth quarter and year ended December 31, 2022 was driven primarily by the increase in invested assets resulting from the sale of NSM.

White Mountains’s Other Operations reported general and administrative expenses of $50 million and $169 million in the fourth quarter and year ended December 31, 2022 compared to $26 million and $105 million in the fourth quarter and year ended December 31, 2021. The increases in general and administrative expenses in the fourth quarter and year ended December 31, 2022 compared to the fourth quarter and year ended December 31, 2021 were driven by higher incentive compensation costs and advisory fees, primarily in connection with the sale of NSM.

Share Repurchases

In the fourth quarter of 2022, White Mountains repurchased and retired 4,076 of its common shares for $5 million at an average share price of $1,298.11, or 87% of White Mountains’s adjusted book value per share at December 31, 2022. In the year ended December 31, 2022, White Mountains repurchased and retired 461,256 of its common shares for $616 million at an average share price of $1,335.11, or 89% of White Mountains’s adjusted book value per share at December 31, 2022.

In the fourth quarter of 2021, White Mountains repurchased and retired 11,999 of its common shares for $13 million at an average share price of $1,072.72, or 90% of White Mountains’s adjusted book value per share at December 31, 2021. In the year ended December 31, 2021, White Mountains repurchased and retired 98,511 of its common shares for $108 million at an average share price of $1,091.29, or 92% of White Mountains’s adjusted book value per share at December 31, 2021.

Investments

The total consolidated portfolio return was 2.1% in the fourth quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was 1.7% in the fourth quarter of 2022. The total consolidated portfolio return was 0.3% in the fourth quarter of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 1.8% in the fourth quarter of 2021.

The total consolidated portfolio return was -1.6% for the year ended December 31, 2022. Excluding MediaAlpha, the total consolidated portfolio return was 0.3% for the year ended December 31, 2022. The total consolidated portfolio return was -3.4% for the year ended December 31, 2021. Excluding MediaAlpha, the total consolidated portfolio return was 6.4% for the year ended December 31, 2021.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio returned 1.7% in the quarter and 0.3% for the year. Relative performance was excellent in a difficult year for both fixed income and equity markets. Our fixed income portfolio returned 1.5% for the quarter and -4.8% for the year, compared to the BBIA Index returns of 1.7% and -9.5%. Our equity portfolio returned 3.0% in the quarter and 2.3% for the year and, excluding MediaAlpha, the equity portfolio returned 2.0% in the quarter and 8.1% for the year, compared to the S&P 500 Index returns of 7.6% and -18.1%”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before March 1, 2023 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$909.9	$874.4	$934.1
Short-term investments	65.9	62.3	32.4
Total investments	975.8	936.7	966.5
Cash	18.2	17.3	19.8
Insurance premiums receivable	6.6	6.6	6.9
Deferred acquisition costs	36.0	34.9	33.1
Other assets	21.9	22.3	18.5
Total Financial Guarantee assets	1,058.5	1,017.8	1,044.8
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	772.8	741.8	688.6
Common equity securities	334.6	286.4	251.1
Short-term investments	280.9	309.4	296.2
Other long-term investments	373.6	329.7	326.2
Total investments	1,761.9	1,667.3	1,562.1
Cash	100.0	123.4	67.8
Reinsurance recoverables	536.1	550.9	448.4
Insurance premiums receivable	544.1	698.6	416.0
Ceded unearned premiums	59.2	59.7	67.1
Deferred acquisition costs and value of in-force business acquired	127.2	151.4	108.2
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	65.2	62.9	64.9
Total P&C Insurance and Reinsurance assets	3,486.2	3,606.7	3,027.0
Asset Management (Kudu)
Other long-term investments	695.9	813.2	669.5
Cash (restricted $12.2, $8.9, $4.5)	101.4	76.6	21.4
Accrued investment income	12.4	12.5	16.9
Goodwill and other intangible assets	8.6	8.7	8.9
Other assets	7.6	9.7	10.4
Total Asset Management assets	825.9	920.7	727.1
Other Operations
Fixed maturity investments	238.2	238.1	286.2
Short-term investments	577.3	824.7	129.5
Common equity securities	333.8	46.4	—
Investment in MediaAlpha	168.6	148.2	261.6
Other long-term investments	418.5	479.8	382.1
Total investments	1,736.4	1,737.2	1,059.4
Cash	35.4	28.4	38.7
Goodwill and other intangible assets	91.3	92.0	39.1
Other assets	155.6	142.2	59.5
Assets held for sale - NSM Group	—	—	989.0
Assets held for sale	—	—	16.1
Total Other Operations assets	2,018.7	1,999.8	2,201.8
Total assets	$7,389.3	$7,545.0	$7,000.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$298.3	$286.7	$266.3
Debt	146.5	146.4	—
Accrued incentive compensation	28.0	21.6	24.7
Other liabilities	29.0	29.5	30.9
Total Financial Guarantee liabilities	501.8	484.2	321.9
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	1,296.5	1,329.4	894.7
Unearned insurance premiums	623.2	781.3	495.9
Debt	183.7	180.0	185.9
Reinsurance payable	251.1	312.7	424.1
Contingent consideration	45.3	32.9	28.0
Other liabilities	121.1	107.6	93.8
Total P&C Insurance and Reinsurance liabilities	2,520.9	2,743.9	2,122.4
Asset Management (Kudu)
Debt	208.3	253.5	218.2
Other liabilities	65.0	59.7	42.8
Total Asset Management liabilities	273.3	313.2	261.0
Other Operations
Debt	36.7	35.6	16.8
Accrued incentive compensation	86.1	67.2	48.5
Other liabilities	35.5	34.6	30.1
Liabilities held for sale - NSM Group	—	—	495.3
Total Other Operations liabilities	158.3	137.4	590.7
Total liabilities	3,454.3	3,678.7	3,296.0

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	538.6	535.3	588.9
Retained earnings	3,211.8	3,175.9	2,957.5
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(3.5)	(3.2)	1.7
Total White Mountains’s common shareholders’ equity	3,746.9	3,708.0	3,548.1
Non-controlling interests	188.1	158.3	156.6
Total equity	3,935.0	3,866.3	3,704.7
Total liabilities and equity	$7,389.3	$7,545.0	$7,000.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2021
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,746.9	$3,708.0	$3,548.1	$3,521.7
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(95.1)	(110.8)	(125.9)	(128.0)
HG Global’s unearned premium reserve (1)	242.1	232.2	214.6	206.8
HG Global’s net deferred acquisition costs (1)	(69.0)	(65.9)	(60.8)	(58.1)
Adjusted book value per share numerator	$3,824.9	$3,763.5	$3,576.0	$3,542.4
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,572.1	2,576.2	3,017.8	3,029.6
Unearned restricted common shares	(14.1)	(17.5)	(13.7)	(17.0)
Adjusted book value per share denominator	2,558.0	2,558.7	3,004.1	3,012.6
GAAP book value per share	$1,456.74	1,439.31	$1,175.73	$1,162.44
Adjusted book value per share	$1,495.28	1,470.84	$1,190.39	$1,175.86
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	December 31, 2022	September 30, 2022	December 31, 2021	September 30, 2021
Quarter-to-date change in GAAP book value per share, including dividends:	1.2%	27.5%	1.1%	(9.1)%
Quarter-to-date change in adjusted book value per share, including dividends:	1.7%	27.7%	1.2%	(9.0)%
Year-to-date change in GAAP book value per share, including dividends:	24.0%	22.5%	(6.5)%	(7.6)%
Year-to-date change in adjusted book value per share, including dividends:	25.7%	23.6%	(5.7)%	(6.9)%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
GOODWILL AND OTHER INTANGIBLE ASSETS
(Unaudited)

	December 31, 2022	September 30, 2022		December 31, 2021	September 30, 2021
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8	$116.8		$116.8	$116.8
Kudu	7.6	7.6		7.6	7.6
Other Operations	52.1	51.1	(1)	17.9	17.4	(2)
Total goodwill	176.5	175.5		142.3	141.8
Other intangible assets:
Ark	175.7	175.7		175.7	175.7
Kudu	1.0	1.1		1.3	1.4
Other Operations	39.2	40.9		21.2	31.3
Total other intangible assets	215.9	217.7		198.2	208.4
Total goodwill and other intangible assets	392.4	393.2		340.5	350.2
Goodwill and other intangible assets attributed to non-controlling interests	(102.7)	(103.1)		(91.8)	(92.0)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$289.7	$290.1		$248.7	$258.2
1) The relative fair values of goodwill and of other intangible assets recognized in connection with recent acquisitions within Other Operations had not yet been finalized September 30, 2022.
2) The relative fair values of goodwill and of other intangible assets recognized in connection with an acquisition within Other Operations had not yet been finalized September 30, 2021.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.3	$7.3	$33.3	$26.9
Net investment income	6.4	4.3	21.5	17.5
Net realized and unrealized investment gains (losses)	8.2	(7.3)	(105.8)	(22.9)
Other revenues	.9	.6	4.6	1.5
Total Financial Guarantee revenues	22.8	4.9	(46.4)	23.0
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	285.6	201.5	1,043.4	637.3
Net investment income	6.6	1.1	16.3	2.9
Net realized and unrealized investment gains (losses)	21.3	6.2	(55.2)	16.5
Other revenues	(5.1)	2.4	5.0	11.8
Total P&C Insurance and Reinsurance revenues	308.4	211.2	1,009.5	668.5
Asset Management (Kudu)
Net investment income	13.2	17.8	54.4	43.9
Net realized and unrealized investment gains (losses)	18.3	27.4	64.1	89.9
Other revenues	—	—	—	.2
Total Asset Management revenues	31.5	45.2	118.5	134.0
Other Operations
Net investment income	18.6	2.1	32.2	18.2
Net realized and unrealized investment gains (losses)	(4.4)	16.7	(1.6)	50.7
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	20.3	(54.8)	(93.0)	(380.3)
Commission revenues	2.8	2.6	11.5	9.6
Other revenues	37.6	33.1	127.2	90.7
Total Other Operations revenues	74.9	(.3)	76.3	(211.1)
Total revenues	$437.6	$261.0	$1,157.9	$614.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.7	$1.8	$11.2	$8.3
General and administrative expenses	19.6	14.4	69.1	57.1
Interest expense	2.9	—	8.3	—
Total Financial Guarantee expenses	24.2	16.2	88.6	65.4
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	80.2	67.0	536.4	314.8
Insurance and reinsurance acquisition expenses	64.5	53.6	239.4	178.0
General and administrative expenses	43.7	31.1	123.5	115.5
Interest expense	4.5	2.8	15.1	7.3
Total P&C Insurance and Reinsurance expenses	192.9	154.5	914.4	615.6
Asset Management (Kudu)
General and administrative expenses	4.2	5.5	14.4	14.5
Amortization of other intangible assets	.1	.1	.3	.3
Interest expense	4.7	2.5	15.0	11.7
Total Asset Management expenses	9.0	8.1	29.7	26.5
Other Operations
Cost of sales	29.8	23.4	98.6	69.3
General and administrative expenses	50.3	26.0	169.2	105.4
Amortization of other intangible assets	1.7	1.4	4.9	4.3
Interest expense	.7	.4	1.9	1.5
Total Other Operations expenses	82.5	51.2	274.6	180.5
Total expenses	308.6	230.0	1,307.3	888.0
Pre-tax income (loss) from continuing operations	129.0	31.0	(149.4)	(273.6)
Income tax (expense) benefit	(67.5)	7.8	(41.4)	(44.4)
Net income (loss) from continuing operations	61.5	38.8	(190.8)	(318.0)
Net income (loss) from discontinued operations, net of tax - NSM Group	—	1.2	16.4	(22.6)
Net gain (loss) from sale of discontinued operations, net of tax - NSM Group	—	—	886.8	—
Net gain (loss) from sale of discontinued operations, net of tax - Sirius Group	—	—	—	18.7
Net income (loss)	61.5	40.0	712.4	(321.9)
Net (income) loss attributable to non-controlling interests	(21.1)	(7.2)	80.4	46.5
Net income (loss) attributable to White Mountains’s common shareholders	$40.4	$32.8	$792.8	$(275.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to White Mountains’s common shareholders	$40.4	$32.8	$792.8	$(275.4)
Other comprehensive income (loss), net of tax	(.8)	1.3	(3.8)	1.9
Other comprehensive income (loss) from discontinued operations, net of tax - NSM Group	—	.2	(5.2)	.2
Net gain (loss) from foreign currency translation from sale of discontinued operations, net of tax - NSM Group	—	—	2.9	—
Comprehensive income (loss)	39.6	34.3	786.7	(273.3)
Other comprehensive (income) loss attributable to non-controlling interests	.5	—	.9	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$40.1	$34.3	$787.6	$(273.3)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic earnings (loss) per share
Continuing operations	$15.69	$10.50	$(38.34)	$(88.52)
Discontinued operations	—	.37	315.30	(.94)
Total consolidated operations	$15.69	$10.87	$276.96	$(89.46)

Diluted earnings (loss) per share
Continuing operations	$15.69	$10.50	$(38.34)	$(88.52)
Discontinued operations	—	.37	315.30	(.94)
Total consolidated operations	$15.69	$10.87	$276.96	$(89.46)
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2022	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.0	$1.3	$285.6	$—	$—	$292.9
Net investment income	3.2	3.2	6.6	13.2	18.6	44.8
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	5.3	2.9	21.3	18.3	(4.4)	43.4
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	20.3	20.3
Commission revenues	—	—	—	—	2.8	2.8
Other revenues	.2	.7	(5.1)	—	37.6	33.4

Total revenues	17.6	5.2	308.4	31.5	74.9	437.6
Expenses:
Loss and loss adjustment expenses	—	—	80.2	—	—	80.2
Insurance acquisition expenses	1.7	—	64.5	—	—	66.2
Cost of sales	—	—	—	—	29.8	29.8
General and administrative expenses	.7	18.9	43.7	4.2	50.3	117.8
Amortization of other intangible assets	—	—	—	.1	1.7	1.8
Interest expense	2.9	—	4.5	4.7	.7	12.8
Total expenses	5.3	18.9	192.9	9.0	82.5	308.6

Pre-tax income (loss)	$12.3	$(13.7)	$115.5	$22.5	$(7.6)	$129.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2021	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.1	$1.2	$201.5	$—	$—	$208.8
Net investment income	1.8	2.5	1.1	17.8	2.1	25.3
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	(4.2)	(3.1)	6.2	27.4	16.7	43.0
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(54.8)	(54.8)
Commission revenues	—	—	—	—	2.6	2.6
Other revenues	.2	.4	2.4	—	33.1	36.1

Total revenues	6.8	(1.9)	211.2	45.2	(.3)	261.0
Expenses:
Loss and loss adjustment expenses	—	—	67.0	—	—	67.0
Insurance acquisition expenses	1.4	.4	53.6	—	—	55.4
Cost of sales	—	—	—	—	23.4	23.4
General and administrative expenses	.7	13.7	31.1	5.5	26.0	77.0
Amortization of other intangible assets	—	—	—	.1	1.4	1.5
Interest expense	—	—	2.8	2.5	.4	5.7

Total expenses	2.1	14.1	154.5	8.1	51.2	230.0

Pre-tax income (loss)	$4.7	$(16.0)	$56.7	$37.1	$(51.5)	$31.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2022	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$27.5	$5.8	$1,043.4	$—	$—	$1,076.7
Net investment income	10.3	11.2	16.3	54.4	32.2	124.4
Net investment income (expense) - BAM surplus note interest	11.7	(11.7)	—	—	—	—
Net realized and unrealized investment gains (losses)	(52.5)	(53.3)	(55.2)	64.1	(1.6)	(98.5)
Net realized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(93.0)	(93.0)
Commission revenues	—	—	—	—	11.5	11.5
Other revenues	.5	4.1	5.0	—	127.2	136.8

Total revenues	(2.5)	(43.9)	1,009.5	118.5	76.3	1,157.9
Expenses:
Loss and loss adjustment expenses	—	—	536.4	—	—	536.4
Insurance and reinsurance acquisition expenses	9.3	1.9	239.4	—	—	250.6
Cost of sales	—	—	—	—	98.6	98.6
General and administrative expenses	2.8	66.3	123.5	14.4	169.2	376.2
Amortization of other intangible assets	—	—	—	.3	4.9	5.2
Interest expense	8.3	—	15.1	15.0	1.9	40.3
Total expenses	20.4	68.2	914.4	29.7	274.6	1,307.3

Pre-tax income (loss)	$(22.9)	$(112.1)	$95.1	$88.8	$(198.3)	$(149.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2021	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$22.2	$4.7	$637.3	$—	$—	$664.2
Net investment income	7.2	10.3	2.9	43.9	18.2	82.5
Net investment income (expense) - BAM surplus note interest	12.0	(12.0)	—	—	—	—
Net realized and unrealized investment gains (losses)	(13.7)	(9.2)	16.5	89.9	50.7	134.2
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(380.3)	(380.3)
Commission revenues	—	—	—	—	9.6	9.6
Other revenues	.5	1.0	11.8	.2	90.7	104.2

Total revenues	28.2	(5.2)	668.5	134.0	(211.1)	614.4
Expenses:
Loss and loss adjustment expenses	—	—	314.8	—	—	314.8
Insurance and reinsurance acquisition expenses	5.7	2.6	178.0	—	—	186.3
Cost of sales	—	—	—	—	69.3	69.3
General and administrative expenses	2.0	55.1	115.5	14.5	105.4	292.5
Amortization of other intangible assets	—	—	—	.3	4.3	4.6
Interest expense	—	—	7.3	11.7	1.5	20.5
Total expenses	7.7	57.7	615.6	26.5	180.5	888.0

Pre-tax income (loss)	$20.5	$(62.9)	$52.9	$107.5	$(391.6)	$(273.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
BAM	2022	2021	2022	2021
Gross par value of primary market policies issued	$2,021.9	$4,389.6	$12,169.7	$15,560.8
Gross par value of secondary market policies issued	554.8	472.3	3,824.2	1,118.9
Gross par value of assumed reinsurance	—	—	42.5	805.5
Total gross par value of market policies issued	$2,576.7	$4,861.9	$16,036.4	$17,485.2
Gross written premiums	$18.9	$16.6	$65.1	$55.6
MSC collected	19.1	17.4	81.4	62.2
Total gross written premiums and MSC collected	$38.0	$34.0	$146.5	$117.8
Total pricing	148 bps	70 bps	91 bps	67 bps

	As of December 31, 2022	As of September 30, 2022	As of December 31, 2021
Policyholders’ surplus	$283.4	$316.9	$298.1
Contingency reserve	118.2	113.9	101.8
Qualified statutory capital	401.6	430.8	399.9
Statutory net unearned premiums	55.3	53.3	49.5
Present value of future installment premiums and MSC	13.3	13.3	13.8
HG Re, Ltd collateral trusts at statutory value	553.1	512.7	478.9
Fidus Re, Ltd collateral trust at statutory value	400.0	250.0	250.0
Claims paying resources	$1,423.3	$1,260.1	$1,192.1

	Three Months Ended December 31,		Twelve Months Ended December 31,
HG Global	2022	2021	2022	2021
Net written premiums	$16.3	$14.2	$55.9	$47.6
Earned premiums	$6.0	$6.1	$27.5	$22.2

	As of December 31, 2022	As of September 30, 2022	As of December 31, 2021
Unearned premiums	$249.8	$239.7	$221.5
Deferred acquisition costs	$71.2	$68.0	$62.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Three Months Ended December 31, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$199.5	$—	$199.5
Net written premiums	$188.6	$(.8)	$187.8
Net earned premiums	$285.6	$1.5	$287.1

Insurance expenses:
Loss and loss adjustment expenses	$80.2	$(7.7)	$72.5
Insurance and reinsurance acquisition expenses	64.5	—	64.5
Other underwriting expenses (1)	24.8	.4	25.2
Total insurance expenses	$169.5	$(7.3)	$162.2

Ratios:
Loss and loss adjustment expense	28.1%		25.3%
Insurance and reinsurance acquisition expense	22.6		22.5
Other underwriting expense	8.7		8.8
Combined Ratio	59.4%		56.6%
(1) Included within general and administrative expenses.

	For the Three Months Ended December 31, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$163.7	$—	$163.7
Net written premiums	$133.6	$(.6)	$133.0
Net earned premiums	$201.5	$11.3	$212.8

Insurance expenses:
Loss and loss adjustment expenses	$67.0	$(7.4)	$59.6
Insurance and reinsurance acquisition expenses	53.6	—	53.6
Other underwriting expenses (1)	21.0	7.5	28.5
Total insurance expenses	$141.6	$.1	$141.7

Ratios:
Loss and loss adjustment expense	33.3%		28.0%
Insurance and reinsurance acquisition expense	26.6		25.2
Other underwriting expense	10.4		13.4
Combined Ratio	70.3%		66.6%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark (continued)	For the Twelve Months Ended December 31, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$1,452.0	$—	$1,452.0
Net written premiums	$1,195.2	$2.5	$1,197.7
Net earned premiums	$1,043.4	$10.7	$1,054.1

Insurance expenses:
Loss and loss adjustment expenses	$536.4	$(5.7)	$530.7
Insurance and reinsurance acquisition expenses	239.4	—	239.4
Other underwriting expenses (1)	78.7	3.2	81.9
Total insurance expenses	$854.5	$(2.5)	$852.0

Ratios:
Loss and loss adjustment expense	51.4%		50.3%
Insurance and reinsurance acquisition expense	22.9		22.7
Other underwriting expense	7.5		7.8
Combined Ratio	81.8%		80.8%
(1) Included within general and administrative expenses.

	For the Twelve Months Ended December 31, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$1,058.7	$—	$1,058.7
Net written premiums	$859.1	$(6.5)	$852.6
Net earned premiums	$637.3	$76.3	$713.6

Insurance expenses:
Loss and loss adjustment expenses	$314.8	$39.8	$354.6
Insurance and reinsurance acquisition expenses	178.0	—	178.0
Other underwriting expenses (1)	64.6	9.2	73.8
Total insurance expenses	$557.4	$49.0	$606.4

Ratios:
Loss and loss adjustment expense	49.4%		49.7%
Insurance and reinsurance acquisition expense	27.9		24.9
Other underwriting expense	10.1		10.3
Combined Ratio	87.4%		84.9%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended December 31, 2021	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2022
Net investment income (1)	$17.8	$13.2	$43.9	$54.4
Net realized and unrealized investment gains (losses)	27.4	18.3	89.9	64.1
Other revenues	—	—	.2	—
Total revenues	45.2	31.5	134.0	118.5
General and administrative expenses	5.5	4.2	14.5	14.4
Amortization of other intangible assets	.1	.1	.3	.3
Interest expense	2.5	4.7	11.7	15.0
Total expenses	8.1	9.0	26.5	29.7
GAAP pre-tax income (loss)	37.1	22.5	107.5	88.8
Income tax (expense) benefit	(4.1)	(5.8)	(29.5)	(26.9)
GAAP net income (loss)	33.0	16.7	78.0	61.9

Add back:
Interest expense	2.5	4.7	11.7	15.0
Income tax expense (benefit)	4.1	5.8	29.5	26.9
General and administrative expenses – depreciation	—	.1	—	.1
Amortization of other intangible assets	.1	.1	.3	.3
EBITDA	39.7	27.4	119.5	104.2

Exclude:
Net realized and unrealized investment (gains) losses	(27.4)	(18.3)	(89.9)	(64.1)
Non-cash equity-based compensation expense	.8	.1	1.2	.2
Transaction expenses	1.1	.1	2.0	1.5
Adjusted EBITDA	$14.2	$9.3	$32.8	41.8

Adjustment to annualize partial year revenues from participation contracts acquired				3.3
Adjustment to remove partial year revenues from participation contracts sold				(6.3)
Annualized adjusted EBITDA				$38.8

GAAP net investment income				$54.4
Adjustment to annualize partial year revenues from participation contracts acquired				3.3
Adjustment to remove partial year revenues from participation contracts sold				(6.3)
Annualized revenue				$51.4

Net equity capital drawn				$304.0
Debt capital drawn				215.2
Total net capital drawn and invested (2)				$519.2

GAAP net investment income revenue yield				10.5%

Cash revenue yield				9.9%

(1) Net investment income represents revenues from participation contracts.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2022
Kudu (continued)

Beginning balance of participation contracts	$604.8	$813.2	$400.6	$669.5
Contributions to participation contracts	81.7	1.9	223.4	99.8
Proceeds from participation contracts sold	(44.4)	(137.5)	(44.4)	(137.5)
Net realized and unrealized investment gains (losses)	27.4	18.3	89.9	64.1
Ending balance of participation contracts	$669.5	$695.9	$669.5	$695.9

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $98 million, $114 million, $130 million and $132 million less than the nominal GAAP carrying values as of December 31, 2022, September 30, 2022, December 31, 2021 and September 30, 2021, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $179 million, $172 million, $159 million and $154 million as of December 31, 2022, September 30, 2022, December 31, 2021 and September 30, 2021, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements attributable to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis (i.e., 100% of the syndicates’ results). The reconciliation from the GAAP ratios to the adjusted ratios is included on page 18.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 20 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Total consolidated portfolio return	2.1%	0.3%	(1.6)%	(3.4)%
Remove MediaAlpha	(0.4)%	1.5%	1.9%	9.8%
Total consolidated portfolio return excluding MediaAlpha	1.7%	1.8%	0.3%	6.4%

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Total equity portfolio return	3.0%	2.3%
Remove MediaAlpha	(1.0)%	5.8%
Total equity portfolio return excluding MediaAlpha	2.0%	8.1%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe winter weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.